Exhibit 99.1

HCP ANNOUNCES SECOND QUARTER 2015 RESULTS

HIGHLIGHTS

--     FFO as adjusted and FAD per share increased year-over-year by 5% to $0.79 and 10% to $0.69, respectively; FFO per share and EPS were $0.65 and $0.36, respectively

--     Completed $1.4 billion of investment transactions:

--     $847 million acquisition of private pay senior housing portfolio in a RIDEA structure with Brookdale

--     $386 million for 12 on-campus medical office buildings representing 1.9 million sq. ft.

--     $55 million additional funding under our Tandem Health Care mezzanine loan facility

--     $42 million (£27 million) acquisition of two U.K. care homes leased to Maria Mallaband

--     $46 million of other investments

--     Executed 1.1 million sq. ft. of leasing in our life science and medical office portfolios

--     Converted £174 million of our £502 million U.K. HC-One debt investment to fee ownership in a portfolio of 36 care homes

--     Issued $750 million of 10-year 4.00% senior unsecured notes

--     Raised full year per share guidance for FFO to $1.97 – $2.03, FFO as adjusted to $3.14 – $3.20, FAD to $2.68 – $2.74 and EPS to $0.75 – $0.81

IRVINE, CA, August 4, 2015 – HCP (the “Company” or “we”) (NYSE:HCP) announced results for the quarter ended June 30, 2015 as follows (in thousands, except per share amounts):

	Three Months Ended June 30, 2015		Three Months Ended June 30, 2014		Per Share
	Amount	Per Share	Amount	Per Share	Change
FFO	$301,934	$0.65	$336,457	$0.73	$(0.08)
Other impairment(1)	41,887	0.09	—	—	0.09
Transaction-related items	24,045	0.05	7,406	0.02	0.03
Severance-related charge(2)	6,713	0.02	—	—	0.02
Foreign currency remeasurement gains(3)	(9,533)	(0.02)	—	—	(0.02)

FFO as adjusted	$365,046	$0.79	$343,863	$0.75	$0.04

FAD	$318,614	$0.69	$288,635	$0.63	$0.06

Net income	$164,515	$0.36	$218,396	$0.48	$(0.12)

(1)               As previously announced in June, the non-cash impairment relates to our Four Seasons Health Care senior unsecured notes (“Four Seasons Notes”).

(2)               As previously announced in June, the severance-related charge relates to the resignation of our former Executive Vice President and Chief Investment Officer.

(3)               Foreign currency remeasurement gains represent the non-cash impact from remeasuring assets and liabilities denominated in British pound sterling into U.S. dollars.

In addition to the items discussed above, operating results for the quarter ended June 30, 2015 include the positive impact of $9 million of interest income, or $0.02 per share, from monetizing a senior housing development loan (described below).

FFO, FFO as adjusted and FAD are supplemental non-GAAP financial measures that we believe are useful in evaluating the operating performance of real estate investment trusts. See the “Funds From Operations” and “Funds Available for Distribution” sections of this release for additional information regarding these non-GAAP financial measures.

$847 MILLION ACQUISITION OF PRIVATE PAY SENIOR HOUSING PORTFOLIO

On June 30, 2015, HCP and Brookdale Senior Living, Inc. (“Brookdale”) acquired a portfolio of 35 private pay senior housing communities from Chartwell Retirement Residences, including two leasehold interests, representing 5,025 units for $847 million. The portfolio was acquired in a RIDEA structure (RIDEA III), with Brookdale owning a 10% noncontrolling interest. Brookdale has operated these communities since 2011 after its acquisition of Horizon Bay, and continues to manage the communities under a long-term management agreement.

$386 MILLION ACQUISITIONS OF ON-CAMPUS MEDICAL OFFICE BUILDINGS

In April 2015, we acquired a medical office building (“MOB”) in Philadelphia, Pennsylvania for $161 million. The MOB is anchored by Thomas Jefferson University Hospital, which is ranked 2nd among best hospitals in the Philadelphia metropolitan area by U.S. News and is owned by ‘A rated’ Thomas Jefferson University. The MOB contains 705,000 rentable sq. ft. and was 85% occupied at closing. We continue to have an active leasing pipeline, which increased occupancy to 92% at the end of the second quarter.

In June 2015, we expanded our relationship with Memorial Hermann Health System (“Memorial Hermann”) through the acquisition of a portfolio of 11 on-campus MOBs located in Houston, Texas in a sale-leaseback transaction for $225 million. Memorial Hermann, an ‘A rated’ health system, is the largest not-for-profit system in Southeast Texas and maintains the largest market share at 24% in the Houston metro area. The MOB portfolio, located on four campuses, has an aggregate 1.2 million rentable sq. ft. and is subject to triple-net master leases with 10-year initial lease terms and four 5-year renewal terms.

OTHER INVESTMENT TRANSACTIONS

In April 2015, we exercised the purchase option under our $33 million par value development loan to acquire a newly built assisted living and memory care facility in Germantown, Tennessee for $72 million. The facility was 93% occupied at closing and was placed in a RIDEA structure with Brookdale acquiring a 10% noncontrolling interest and managing the facility.

In May 2015, we increased and extended our mezzanine loan facility with Tandem Health Care (“Tandem”) to (i) fund an additional $55 million, which proceeds were used to repay a portion of Tandem’s existing senior and mortgage debt tranches; (ii) extend its maturity to October 2018; and (iii) extend the prepayment penalty period to January 2017. The mezzanine loan facility now totals $256 million and has an 11.5% blended coupon, or 11.9% blended yield-to-maturity.

In May 2015, we provided a £27 million ($42 million) loan to fund Maria Mallaband Care Group’s (“Maria Mallaband”) acquisition of two care homes in the United Kingdom (“U.K.”). In July 2015, the loan was converted into fee ownership of the real estate at an equal value and the properties are triple-net leased to Maria Mallaband for an initial term of 15 years.

U.K. HC-ONE SALE-LEASEBACK

In April 2015, we converted £174 million of our total £502 million HC-One debt investment to fee ownership in a portfolio of 36 care homes subject to long-term triple-net leases that provide aggregate rent in the first year of £13 million. The contractual rent will increase annually by the Retail Price Index (“RPI”) with rent resets to fair market value at the end of lease years 15 and 25. The triple-net leases have initial terms of 30 years with lessee termination options at the end of lease years 15 and 25.

LIFE SCIENCE AND MEDICAL OFFICE LEASING HIGHLIGHTS

During the quarter ended June 30, 2015, we completed 1.1 million sq. ft. of leasing in our life science and medical office segments, consisting of 325,000 sq. ft. of new leases and 726,000 sq. ft. of renewals. Significant new leasing transactions included:

•     7 1/2-year lease with a biotechnology and pharmaceutical development and manufacturing company for an entire 57,000 sq. ft. building in San Diego, California;

•     6-year lease expansion with a subsidiary of Johnson & Johnson for an entire 49,000 sq. ft. building in South San Francisco, California; and

•      5-year lease renewal for 59,000 sq. ft. in two life science buildings in La Jolla, California.

At June 30, 2015, our life science occupancy reached 97.8%, representing the 4th consecutive quarterly all-time high for this segment.

FINANCING ACTIVITIES

In May 2015, we issued $750 million of 4.00% senior unsecured notes due 2025. The notes were priced at 99.126% of the principal amount with a yield-to-maturity of 4.107%. Net proceeds were used to fund a portion of our investment transactions completed to date.

In June 2015, we established an at-the-market equity offering program (“ATM Program”), in connection with the renewal of our Shelf Registration Statement. Under this program, we may sell shares of our common stock from time to time having an aggregate gross sales price of up to $750 million through a consortium of banks acting as sales agents or directly to the banks acting as principals. As of August 4, 2015, no common stock has been issued under this program.

SUSTAINABILITY

In June 2015, we were ranked 2nd in the REIT Industry and 51st overall in the U.S. 500 for corporate environmental performance by the 2015 Newsweek Green Rankings, which ranks the 500 largest publicly traded companies in the U.S. and globally. Additionally, for the fourth consecutive year, we were named as a constituent to the FTSE4Good Index Series, an equity index series designed to facilitate investment in companies that meet globally recognized environmental, social and governance criteria. More information about HCP’s sustainability efforts can be found on our website at www.hcpi.com/sustainability.

DIVIDEND

On July 30, 2015, our Board of Directors declared a quarterly cash dividend of $0.565 per common share. The dividend will be paid on August 25, 2015 to stockholders of record as of the close of business on August 10, 2015.

RAISING FULL YEAR 2015 OUTLOOK

For full year 2015, we expect: FFO per share to range between $1.97 and $2.03; FFO as adjusted per share to range between $3.14 and $3.20; FAD per share to range between $2.68 and $2.74; and EPS to range between $0.75 and $0.81. These estimates do not reflect the potential impact from unannounced future acquisitions and dispositions. Refer to the “Projected Future Operations” section of this release for additional information regarding these estimates.

COMPANY INFORMATION

HCP has scheduled a conference call and webcast for Tuesday, August 4, 2015 at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) in order to present the Company’s performance and operating results for the quarter ended June 30, 2015. The conference call is accessible by dialing (877) 363-5049 (U.S.) or (760) 536-8594 (International). The participant passcode is 71618708. The webcast is accessible via the Company’s website at www.hcpi.com. This link can be found on the “Event Calendar” page, which is under the “Investor Relations” tab. Through August 19, 2015, an archive of the webcast will be available on our website, and a telephonic replay can be accessed by calling (855) 859-2056 (U.S.) or (404) 537-3406 (International) and entering passcode 71618708. The Company’s supplemental information package for the current period is available with this earnings release on the Company’s website in the “Presentations” section of the “Investor Relations” tab.

ABOUT HCP

HCP, Inc. is a fully integrated real estate investment trust (REIT) that invests primarily in real estate serving the healthcare industry in the United States. The Company’s portfolio of assets is diversified among five distinct sectors: senior housing, post-acute/skilled nursing, life science, medical office and hospital. A publicly traded company since 1985, HCP: (i) was the first healthcare REIT selected to the S&P 500 index; (ii) has increased its dividend per share for 30 consecutive years; (iii) is the only REIT included in the S&P 500 Dividend Aristocrats index; and (iv) is a global leader in sustainability as a member of the CDP, Dow Jones and FTSE4Good sustainability leadership indices, as well as the GRESB Global Healthcare Sector Leader. For more information regarding HCP, visit the Company’s website at www.hcpi.com.

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FORWARD-LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, the Company’s expectations with respect to (i) earnings, FFO, FFO as adjusted and FAD applicable to common shares on a diluted basis, and other financial projections and assumptions for the full year of 2015; (ii) the payment of the quarterly cash dividend; and (iii) anticipated outcomes relating to the acquisitions, developments and financing activities discussed above. These statements are made as of the date hereof, are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company’s and its management’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. These risks and uncertainties include but are not limited to: our reliance on a concentration of a small number of tenants and operators, for a significant portion of our revenues; the financial weakness of tenants and operators, including potential bankruptcies and downturns in their businesses, which results in uncertainties regarding our ability to continue to realize the full benefit of such tenants’ and/or operators’ leases; the ability of our tenants and operators to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to us and our ability to recover investments made, if applicable, in their operations; competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases; availability of suitable properties to acquire at favorable prices and the competition for the acquisition and financing of those properties; our ability to negotiate the same or better terms with new tenants or operators if existing leases are not renewed or we exercise our right to replace an existing tenant or operator upon default; the risks associated with our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners’ financial condition and continued cooperation; the risk that we may not be able to achieve the benefits of investments, including those investments discussed above, within expected time frames or at all, or within expected cost projections; the potential impact of future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; the effect on healthcare providers of legislation addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect our costs of compliance or increase the costs, or otherwise affect the operations, of our tenants and operators; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in our credit ratings, and the value of our common stock, and other conditions that may adversely impact our ability to fund our obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic conditions, and currency exchange rates; changes in the credit ratings on United States (“U.S.”) government debt securities or default or delay in payment by the U.S. of its obligations; our ability to manage our indebtedness level and changes in the terms of such indebtedness; the ability to maintain our qualification as a real estate investment trust; and other risks and uncertainties described from time to time in the Company’s Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

CONTACT

Timothy M. Schoen

Executive Vice President and Chief Financial Officer

949-407-0400

HCP, Inc.

Consolidated Balance Sheets

In thousands, except share and per share data

(Unaudited)

	June 30,	December 31,
	2015	2014
Assets
Real estate:
Buildings and improvements	$12,280,851	$10,972,973
Development costs and construction in progress	307,622	275,233
Land	2,042,016	1,889,438
Accumulated depreciation and amortization	(2,403,205)	(2,250,757)
Net real estate	12,227,284	10,886,887

Net investment in direct financing leases	6,863,327	7,280,334
Loans receivable, net	862,621	906,961
Investments in and advances to unconsolidated joint ventures	641,487	605,448
Accounts receivable, net of allowance of $3,607 and $3,785, respectively	45,824	36,339
Cash and cash equivalents	115,770	183,810
Restricted cash	54,369	48,976
Intangible assets, net	577,238	481,013
Other assets, net	960,207	940,172

Total assets	$22,348,127	$21,369,940

Liabilities and equity
Bank line of credit	$1,022,324	$838,516
Term loans	561,525	213,610
Senior unsecured notes	8,567,293	7,626,194
Mortgage debt	967,072	984,431
Other debt	95,144	97,022
Intangible liabilities, net	77,550	84,723
Accounts payable and accrued liabilities	433,636	432,934
Deferred revenue	96,586	95,411
Total liabilities	11,821,130	10,372,841

Common stock, $1.00 par value: 750,000,000 shares authorized; 462,486,416 and 459,746,267 shares issued and outstanding, respectively	462,486	459,746
Additional paid-in capital	11,532,584	11,431,987
Cumulative dividends in excess of earnings	(1,730,168)	(1,132,541)
Accumulated other comprehensive loss	(32,115)	(23,895)
Total stockholders’ equity	10,232,787	10,735,297

Joint venture partners	107,867	73,214
Non-managing member unitholders	186,343	188,588
Total noncontrolling interests	294,210	261,802

Total equity	10,526,997	10,997,099

Total liabilities and equity	$22,348,127	$21,369,940

HCP, Inc.

Consolidated Statements of Operations

In thousands, except per share data

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Revenues:
Rental and related revenues	$276,734	$288,191	$551,816	$573,014
Tenant recoveries	31,376	27,110	61,272	52,544
Resident fees and services	106,838	37,939	211,851	75,992
Income from direct financing leases	156,181	165,500	323,259	330,037
Interest income	35,945	16,937	69,207	33,633
Investment management fee income	458	444	918	893
Total revenues	607,532	536,121	1,218,323	1,066,113

Costs and expenses:
Interest expense	118,632	106,842	235,412	213,480
Depreciation and amortization	120,403	113,133	234,925	220,521
Operating	136,342	78,867	268,373	154,574
General and administrative	28,845	21,656	53,618	42,555
Acquisition and pursuit costs	18,407	7,406	21,797	7,901
Impairments	44,835	—	523,299	—
Total costs and expenses	467,464	327,904	1,337,424	639,031

Other income:
Gain on sales of real estate, net of income taxes	61	—	6,325	—
Other income, net	11,055	709	12,779	2,639
Total other income, net	11,116	709	19,104	2,639

Income (loss) before income taxes and equity income from unconsolidated joint ventures	151,184	208,926	(99,997)	429,721
Income tax benefit (expense)	4,563	(1,339)	4,640	(2,785)
Equity income from unconsolidated joint ventures	12,001	14,692	25,602	29,220
Income (loss) from continuing operations	167,748	222,279	(69,755)	456,156

Discontinued operations:
Income before gain on sales of real estate, net of income taxes	—	—	—	1,736
Gain on sales of real estate, net of income taxes	—	—	—	28,010
Total discontinued operations	—	—	—	29,746

Net income (loss)	167,748	222,279	(69,755)	485,902
Noncontrolling interests’ share in earnings	(2,863)	(3,394)	(5,974)	(7,906)
Net income (loss) attributable to HCP, Inc.	164,885	218,885	(75,729)	477,996
Participating securities’ share in earnings	(370)	(489)	(704)	(1,552)

Net income (loss) applicable to common shares	$164,515	$218,396	$(76,433)	$476,444

Basic earnings per common share:
Continuing operations	$0.36	$0.48	$(0.17)	$0.98
Discontinued operations	—	—	—	0.06
Net income (loss) applicable to common shares	$0.36	$0.48	$(0.17)	$1.04

Diluted earnings per common share:
Continuing operations	$0.36	$0.48	$(0.17)	$0.98
Discontinued operations	—	—	—	0.06
Net income (loss) applicable to common shares	$0.36	$0.48	$(0.17)	$1.04

Weighted average shares used to calculate earnings per common share:
Basic	461,874	458,247	461,380	457,773

Diluted	462,106	458,588	461,380	458,134

HCP, Inc.

Consolidated Statements of Cash Flows

In thousands

(Unaudited)

	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities:
Net (loss) income	$(69,755)	$485,902
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization of real estate, in-place lease and other intangibles	234,925	220,521
Amortization of market lease intangibles, net	(636)	(343)
Amortization of deferred compensation	15,724	11,006
Amortization of deferred financing costs, net	9,726	9,474
Straight-line rents	(17,748)	(26,455)
Loan and direct financing lease interest accretion	(46,997)	(39,401)
Deferred rental revenues	(1,004)	(515)
Equity income from unconsolidated joint ventures	(25,602)	(29,220)
Distributions of earnings from unconsolidated joint ventures	2,493	2,655
Lease termination income, net	(1,103)	—
Gain on sales of real estate	(6,325)	(28,010)
Foreign exchange and other (gains) losses, net	(9,866)	58
Impairments	523,299	—
Changes in:
Accounts receivable, net	(6,464)	(5,225)
Other assets	(8,473)	(6,136)
Accounts payable and accrued liabilities	1,792	13,394
Net cash provided by operating activities	593,986	607,705
Cash flows from investing activities:
Acquisition of RIDEA III, net	(770,325)	—
Acquisitions of other real estate	(477,575)	(285,429)
Development of real estate	(121,510)	(72,334)
Leasing costs and tenant and capital improvements	(28,302)	(27,458)
Proceeds from sales of real estate, net	8,600	36,897
Contributions to unconsolidated joint ventures	(31,512)	—
Distributions in excess of earnings from unconsolidated joint ventures	1,994	1,113
Principal repayments on loans receivable	53,081	5,547
Investments in loans receivable and other	(276,038)	(46,434)
(Increase) decrease in restricted cash	(3,481)	2,900
Net cash used in investing activities	(1,645,068)	(385,198)
Cash flows from financing activities:
Net borrowings under bank line of credit	186,557	310,000
Borrowings under term loan	333,014	—
Issuance of senior unsecured notes	1,338,555	350,000
Repayments of senior unsecured notes	(400,000)	(487,000)
Repayments of mortgage debt	(20,333)	(169,843)
Deferred financing costs	(13,272)	(9,239)
Issuance of common stock and exercise of options	93,118	56,401
Repurchase of common stock	(7,690)	(11,086)
Dividends paid on common stock	(521,898)	(500,364)
Issuance of noncontrolling interests	3,397	113
Distributions to and purchase of noncontrolling interests	(8,406)	(7,980)
Net cash provided by (used in) financing activities	983,042	(468,998)
Effect of foreign exchange on cash and cash equivalents	—	5
Net decrease in cash and cash equivalents	(68,040)	(246,486)
Cash and cash equivalents, beginning of period	183,810	300,556
Cash and cash equivalents, end of period	$115,770	$54,070

HCP, Inc.

Funds From Operations(1)

In thousands, except per share data

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income (loss) applicable to common shares	$164,515	$218,396	$(76,433)	$476,444
Depreciation and amortization of real estate, in-place lease and other intangibles	120,403	113,133	234,925	220,521
Other depreciation and amortization(2)	5,128	3,956	11,812	7,802
Impairment of real estate	2,948	—	2,948	—
Gain on sales of real estate	(61)	—	(6,325)	(28,010)
Equity income from unconsolidated joint ventures	(12,001)	(14,692)	(25,602)	(29,220)
FFO from unconsolidated joint ventures	23,943	17,151	48,792	34,112
Noncontrolling interests’ and participating securities’ share in earnings	3,233	3,883	6,678	9,458
Noncontrolling interests’ and participating securities’ share in FFO	(6,174)	(5,370)	(12,367)	(11,511)
FFO applicable to common shares	$301,934	$336,457	$184,428	$679,596
Distributions on dilutive convertible units	3,568	3,420	—	6,840
Diluted FFO applicable to common shares	$305,502	$339,877	$184,428	$686,436

Diluted FFO per common share	$0.65	$0.73	$0.40	$1.48

Weighted average shares used to calculate diluted FFO per share	468,115	464,610	461,649	464,138

Impact of adjustments to FFO:
Other impairments(3)	$41,887	$—	$520,351	$—
Transaction-related items	24,045	7,406	27,435	7,901
Severance-related charge(4)	6,713	—	6,713	—
Foreign currency remeasurement gains(5)	(9,533)	—	(9,533)	—
	$63,112	$7,406	$544,966	$7,901

FFO as adjusted applicable to common shares	$365,046	$343,863	$729,394	$687,497
Distributions on dilutive convertible units and other	3,474	3,405	6,793	6,825
Diluted FFO as adjusted applicable to common shares	$368,520	$347,268	$736,187	$694,322
Per common share impact of adjustments on diluted FFO	$0.14	$0.02	$1.17	$0.02

Diluted FFO as adjusted per common share	$0.79	$0.75	$1.57	$1.50

Weighted average shares used to calculate diluted FFO as adjusted per share	468,115	464,610	467,675	464,138

(1)          We believe Funds From Operations (“FFO”) is an important supplemental measure of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. The term FFO was developed by the REIT industry to address this issue. FFO as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) is net income (loss) applicable to common shares (computed in accordance with U.S. generally accepted accounting principles or “GAAP”), excluding gains or losses from sales of property, impairments of, or related to, depreciable real estate, plus real estate and direct financing lease (“DFL”) depreciation and amortization, and after adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income (loss). We compute FFO in accordance with the current NAREIT definition; however, other REITs may report FFO differently or have a different interpretation of the current NAREIT definition from ours. FFO as adjusted represents FFO before the impact of severance-related charges, impairments (recoveries) of non-depreciable assets, foreign currency remeasurement losses (gains) and transaction-related items (defined below). Transaction-related items include acquisition and pursuit costs (e.g., due diligence and closing) and gains/charges incurred as a result of mergers and acquisitions and lease amendment or termination activities. Management believes that FFO as adjusted provides a meaningful supplemental measurement of our FFO run-rate. This measure is a modification of the NAREIT definition of FFO and should not be used as an alternative to net income (loss) (determined in accordance with GAAP) or NAREIT FFO.

(2)          For the three months ended June 30, 2015, other depreciation and amortization include: (i) $3 million of DFL depreciation and (ii) $2 million of lease incentive amortization (reduction of straight-line rents) for the consideration given to terminate the 30 purchase options of the 153-property amended lease portfolio in the 2014 Brookdale Transaction. For the six months ended June 30, 2015, other depreciation and amortization includes: (i) $7 million of DFL depreciation and (ii) $5 million of lease incentive amortization (reduction of straight-line rents) related to the 2014 Brookdale Transaction.

(3)          For the three months ended June 30, 2015, the other impairment charge is related to our Four Seasons Notes. For the six months ended June 30, 2015, other impairment charges include: (i) $42 million related to our Four Seasons Notes and (ii) $478 million related to our DFL investments with HCR ManorCare (“HCRMC”).

(4)          The severance-related charge relates to the resignation of our former Executive Vice President and Chief Investment Officer.

(5)          Foreign currency remeasurement gains represent the non-cash impact from remeasuring assets and liabilities denominated in British pound sterling into U.S. dollars.

HCP, Inc.

Funds Available for Distribution(1)

In thousands, except per share data

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

FFO as adjusted applicable to common shares	$365,046	$343,863	$729,394	$687,497
Amortization of market lease intangibles, net	(258)	(175)	(636)	(343)
Amortization of deferred compensation(2)	6,665	6,116	12,830	11,006
Amortization of deferred financing costs, net	4,974	4,509	9,726	9,474
Straight-line rents	(8,202)	(12,487)	(17,748)	(26,455)
DFL accretion(3)	(21,210)	(17,813)	(41,514)	(39,235)
Other depreciation and amortization	(5,128)	(3,956)	(11,812)	(7,802)
Deferred revenues – tenant improvement related	(647)	(735)	(1,391)	(1,217)
Deferred revenues – additional rents	545	365	387	702
Leasing costs and tenant and capital improvements	(16,127)	(15,053)	(27,667)	(27,458)
Lease restructure payments(4)	5,166	—	10,301	—
Joint venture adjustments – CCRC entrance fees(5)	7,469	—	13,662	—
Joint venture and other FAD adjustments(3)	(19,679)	(15,999)	(37,224)	(30,018)
FAD applicable to common shares	$318,614	$288,635	$638,308	$576,151

Distributions on dilutive convertible units	3,568	2,251	7,136	4,502

Diluted FAD applicable to common shares	$322,182	$290,886	$645,444	$580,653

Diluted FAD per common share	$0.69	$0.63	$1.38	$1.26

Weighted average shares used to calculate diluted FAD per common share	468,115	462,754	467,675	462,282

(1)          Funds Available for Distribution (“FAD”) is defined as FFO as adjusted after excluding the impact of the following: (i) amortization of acquired market lease intangibles, net; (ii) amortization of deferred compensation expense; (iii) amortization of deferred financing costs, net; (iv) straight-line rents; (v) accretion and depreciation related to DFLs and lease incentive amortization (reduction of straight-line rents); and (vi) deferred revenues, excluding amounts amortized into rental income that are associated with tenant funded improvements owned/recognized by us and up-front cash payments made by tenants to reduce their contractual rents. Also, FAD is: (i) computed after deducting recurring capital expenditures, including leasing costs and second generation tenant and capital improvements; and (ii) includes lease restructure payments and adjustments to compute our share of FAD from our unconsolidated joint ventures and those related to CCRC non-refundable entrance fees. Other REITs or real estate companies may use different methodologies for calculating FAD, and accordingly, our FAD may not be comparable to those reported by other REITs. Although our FAD computation may not be comparable to that of other REITs, management believes FAD provides a meaningful supplemental measure of our performance and is frequently used by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. FAD does not represent cash generated from operating activities determined in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered as an alternative to net income (loss) determined in accordance with GAAP.

(2)   Excludes $2.9 million related to the acceleration of deferred compensation for restricted stock units and stock options that vested upon the resignation of HCP’s former Executive Vice President and Chief Investment Officer, which is included in the severance-related charge for the three and six months ended June 30, 2015.

(3)          For both the three months ended June 30, 2015 and 2014, DFL accretion reflects an elimination of $15 million and $16 million, respectively. For both the six months ended June 30, 2015 and 2014, DFL accretion reflects an elimination of $30 million and $31 million, respectively. Our ownership interest in HCRMC is accounted for using the equity method, which requires an ongoing elimination of DFL income that is proportional to our ownership in HCRMC. Further, our share of earnings from HCRMC (equity income) increases for the corresponding elimination of related lease expense recognized at the HCRMC entity level, which we present as a non-cash joint venture FAD adjustment.

(4)   Over a period of three years from the closing of the 2014 Brookdale Transaction, we will receive installment payments valued at $55 million for terminating the leases on the HCP owned 49-property portfolio; we include these installment payments in FAD as the payments are collected.

(5)          Represents our 49% share of non-refundable entrance fees included in FAD as the fees are collected by our CCRC JV.

HCP, Inc.

Net Operating Income and Same Property Performance(1)(2)

Dollars in thousands

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income (loss)	$167,748	$222,279	$(69,755)	$485,902
Interest income	(35,945)	(16,937)	(69,207)	(33,633)
Investment management fee income	(458)	(444)	(918)	(893)
Interest expense	118,632	106,842	235,412	213,480
Depreciation and amortization	120,403	113,133	234,925	220,521
General and administrative	28,845	21,656	53,618	42,555
Acquisition and pursuit costs	18,407	7,406	21,797	7,901
Impairments	44,835	—	523,299	—
Gain on sales of real estate, net of income taxes	(61)	—	(6,325)	—
Other income, net	(11,055)	(709)	(12,779)	(2,639)
Income tax (benefit) expense	(4,563)	1,339	(4,640)	2,785
Equity income from unconsolidated joint ventures	(12,001)	(14,692)	(25,602)	(29,220)
Total discontinued operations	—	—	—	(29,746)
NOI	$434,787	$439,873	$879,825	$877,013
Straight-line rents	(8,202)	(12,487)	(17,748)	(26,455)
DFL accretion	(21,210)	(17,813)	(41,514)	(39,235)
Amortization of market lease intangibles, net	(258)	(175)	(636)	(343)
Lease termination fees	8,142	(233)	9,185	(811)
NOI adjustments related to discontinued operations	—	—	—	(11)
Cash (adjusted) NOI	$413,259	$409,165	$829,112	$810,158
Non-SPP cash (adjusted) NOI	(94,744)	(25,116)	(58,012)	(49,289)
Same property portfolio cash (adjusted) NOI(2)	$318,515	$384,049	$771,100	$760,869

Cash (adjusted) NOI % change – SPP(2)	(0.7)%		1.3%

(1)       We believe Net Operating Income from Continuing Operations (“NOI”) provides investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. We use NOI and cash NOI to make decisions about resource allocations, to assess and compare property level performance, and evaluate our same property portfolio (“SPP”). We believe that net income (loss) is the most directly comparable GAAP measure to NOI. NOI should not be viewed as an alternative measure of operating performance to net income (loss) as defined by GAAP since it does not reflect various excluded items. Further, our definition of NOI may not be comparable to the definition used by other REITs or real estate companies, as they may use different methodologies for calculating NOI.

NOI is defined as rental and related revenues, including tenant recoveries, resident fees and services, and income from DFLs, less property level operating expenses; NOI excludes all of the other financial statement amounts itemized above. Cash NOI is calculated as NOI after eliminating the effects of straight-line rents, DFL accretion, amortization of market lease intangibles and lease termination fees. Cash NOI is oftentimes referred to as “adjusted NOI.”

(2)       SPP statistics allow management to evaluate the performance of our real estate portfolio under a consistent population by eliminating changes in the composition of our portfolio of properties. We identify our SPP as stabilized properties that remained in operations and were consistently reported as leased properties or operating properties (RIDEA) for the duration of the year-over-year comparison periods presented. Accordingly, it takes a stabilized property a minimum of 12 months in operations under a consistent reporting structure to be included in our SPP. Newly acquired operating assets are generally considered stabilized at the earlier of lease up (typically when the tenant(s) controls the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered stabilized at the earlier of lease up or 24 months from the date the property is placed in service. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis. A property is removed from our SPP when it is sold, placed into redevelopment or contributed to partnerships under a RIDEA structure.

HCP, Inc.

Projected Future Operations(1)

(Unaudited)

	Full Year 2015
	Low	High

Diluted earnings per common share	$0.75	$0.81
Real estate depreciation and amortization	1.10	1.10
Other depreciation and amortization	0.05	0.05
Impairment of real estate	0.01	0.01
Gain on sales of real estate	(0.01)	(0.01)
Joint venture FFO adjustments	0.07	0.07
Diluted FFO per common share	$1.97	$2.03
Other impairments	1.12	1.12
Transaction-related items	0.06	0.06
Severance-related charge	0.01	0.01
Foreign currency remeasurement gains	(0.02)	(0.02)
Diluted FFO as adjusted per common share	$3.14	$3.20
Amortization of net market lease intangibles and deferred revenues	(0.01)	(0.01)
Amortization of deferred compensation	0.05	0.05
Amortization of deferred financing costs, net	0.04	0.04
Straight-line rents	(0.07)	(0.07)
DFL accretion	(0.18)	(0.18)
Other depreciation and amortization	(0.05)	(0.05)
Leasing costs and tenant and capital improvements	(0.19)	(0.19)
Lease restructure payments	0.05	0.05
Joint venture adjustments – CCRC entrance fees	0.06	0.06
Joint venture and other FAD adjustments	(0.16)	(0.16)
Diluted FAD per common share	$2.68	$2.74

(1)   Except as otherwise noted above, the foregoing projections reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, development items and the earnings impact of the events referenced in this release. Except as otherwise noted, these estimates do not reflect the potential impact of unannounced future acquisitions, dispositions, other impairments or recoveries, the future bankruptcy or insolvency of our operators, lessees, borrowers or other obligors, the effect of any future restructuring of our contractual relationships with such entities, gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, or existing and future litigation matters including the possibility of larger than expected litigation costs and related developments. There can be no assurance that our actual results will not differ materially from the estimates set forth above. The aforementioned ranges represent management’s best estimates based upon the underlying assumptions as of the date of this press release. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.